QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Assured Guaranty Ltd.
September 30, 2010
Financial Supplement

Table of Contents	Page
Selected Financial Highlights	1
Consolidated Statements of Operations	2
Net income Reconciliation to Operating Income	3-4
Consolidated Balance Sheets	5
Adjusted Book Value	6
Consolidated Capital and Claims Paying Resources and Statutory-basis Exposures	7
New Business Production	8
Financial Guaranty Gross Par Written	9
Segment Consolidation	10-11
Financial Guaranty Direct Segment	12-13
Financial Guaranty Reinsurance Segment	14-15
Investment Portfolio	16
Estimated Net Exposure Amortization and Estimated Future Net Premium and Credit Derivative Revenues	17
Expected Amortization of U.S. and Non-U.S Structured Finance Net Par Outstanding	18
Present Value of Financial Guaranty Net Insurance Loss to be Expensed	19
Financial Guaranty Profile	20-22
Direct Pooled Corporate Obligations Profile	23
Consolidated U.S. RMBS Profile	24
Financial Guaranty Direct U.S. RMBS Profile	25-26
Financial Guaranty Direct U.S. Commercial Real Estate Profile	27
Direct U.S. Consumer Receivables Profile	28
Below Investment Grade Exposures	29-33
Largest Exposures by Sector	34-37
Loss and LAE Reserves by Segment/Type	38
Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Representations and Warranties Benefit Development	39
Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid	40
Summary Financial and Statistical Data	41
Glossary	42-43
Endnotes Related to Non-GAAP Financial Measures	44-45

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty" or the "Company") with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010

Amounts in this financial supplement include the consolidated results of Assured Guaranty Municipal Holdings Inc., formerly Financial Security Assurance Holdings Ltd. ("AGMH"), since Assured Guaranty acquired AGMH on July 1, 2009.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The Company's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook of the Company or its affiliates and/or of transactions insured by the Company or its affiliates, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, the Company's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of the Company's loss reserves; (5) the impact of market volatility on the mark-to-market of the Company's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to the Company; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverable actually received and the risk that reinsurers may dispute amount owed to us under our reinsurance agreements; (8) the possibility that the Company will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) decreased demand or increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of the Company's business strategy; (14) contract cancellations; (15) the Company's dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management's response to these factors; and (22) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
 (dollars in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
			% Change versus 3Q-09			% Change versus YTD-09
	2010	2009		2010	2009
Operating income reconciliation:
Operating income [1]	$222.8	$46.2	382%	$507.4	$137.0	270%
Plus after-tax adjustments:
Realized gains (losses) on investments	(1.3)	(6.0)	(78)%	1.1	(30.2)	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(192.6)	(41.3)	366%	78.8	(165.8)	NM
Fair value gains (losses) on committed capital securities	(3.6)	(34.5)	(90)%	3.8	(61.1)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	24.4	23.9	2%	(17.6)	23.9	NM
Effect of consolidating variable interest entities ("VIEs") [2]	131.2	-	NM	132.9	-	NM
Goodwill and settlement of pre-existing relationship	-	(23.3)	(100)%	-	(23.3)	(100)%

Net income (loss) attributable to Assured Guaranty Ltd.	$180.9	$(35.0)	NM	$706.4	$(119.5)	NM

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	19.2%	(5.7)%		26.0%	(7.0)%
Operating ROE	19.8%	5.8%		15.4%	6.3%
Earnings per diluted share:
Operating income	$1.19	$0.29	310%	$2.68	$1.19	125%
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.01)	(0.04)	(75)%	0.01	(0.27)	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.03)	(0.26)	296%	0.42	(1.46)	NM
Fair value gains (losses) on committed capital securities	(0.02)	(0.22)	(91)%	0.02	(0.54)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	0.13	0.15	(13)%	(0.09)	0.21	NM
Effect of consolidating VIEs [2]	0.70	-	NM	0.70	-	NM
Goodwill and settlement of pre-existing relationship	-	(0.15)	(100)%	-	(0.21)	(100)%

Net income (loss) attributable to Assured Guaranty Ltd. [4]	$0.96	$(0.22)	NM	$3.73	$(1.05)	NM

Other information:
Gross par written	$7,426	$9,097	(18)%	$22,875	$41,934	(45)%
Effective tax rate on operating income	(2.7)%	43.4%		19.4%	16.2%
Effective tax rate on net income	(2.4)%	(43.5)%		22.2%	40.4%

	As of
	September 30, 2010	December 31, 2009
Other information:
Net debt service outstanding	$941,509	$958,265	(2)%
Net par outstanding	628,072	640,422	(2)%
Claims-paying resources [5]	12,798	13,051	(2)%

1. The Company has revised its definition of operating income in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

2. Effective January 1, 2010, GAAP accounting required the consolidation of variable interest entities ("VIEs") where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. Quarterly ROE calculations represent annualized returns.

4. Total may not add due to differences in calculating GAAP and non-GAAP per diluted share amounts.

5. See page 7.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Consolidated Statements of Operations
 (dollars and shares in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
			% Change versus 3Q-09			% Change versus YTD 2009
	2010	2009		2010	2009
Revenues:
Net earned premiums	$288.7	$330.0	(13)%	$900.4	$557.1	62%
Net investment income	85.6	84.7	1%	260.8	171.6	52%
Net realized investment gains (losses)	(2.4)	(6.1)	(61)%	(1.4)	(28.1)	(95)%
Net change in fair value of credit derivatives:
Credit derivative revenues	50.7	57.3	(12)%	157.1	114.7	37%
Losses incurred on credit derivatives	(15.4)	(142.2)	(89)%	(119.9)	(178.4)	(33)%
Net unrealized gain (loss), excluding incurred losses	(267.8)	(48.7)	450%	82.6	(248.8)	NM

Net change in fair value of credit derivatives	(232.5)	(133.6)	74%	119.8	(312.5)	NM
Fair value gains (losses) on committed capital securities	(5.5)	(53.1)	(90)%	5.8	(94.0)	NM
Financial guaranty VIEs' revenues	76.5	4.9	NM	61.6	4.9	NM
Other income	33.8	57.0	(41)%	7.4	58.4	(87)%

Total revenues	244.2	283.8	(14)%	1,354.4	357.4	279%
Expenses:
Loss and loss adjustment expenses	109.1	133.3	(18)%	310.8	251.1	24%
Amortization of deferred acquisition costs	8.0	1.3	515%	23.1	41.3	(44)%
Assured Guaranty Municipal Holdings Inc. ("AGMH") acquisition-related expenses	-	51.3	(100)%	6.8	80.2	(92)%
Interest expense	24.9	25.2	(1)%	74.9	37.5	100%
Goodwill and settlement of pre-existing relationship	-	23.3	(100)%	-	23.3	(100)%
Financial guaranty VIEs' expenses	(126.7)	10.2	NM	(131.5)	10.2	NM
Other operating expenses	52.2	67.3	(22)%	162.2	123.1	32%

Total expenses	67.5	311.9	(78)%	446.3	566.7	(21)%

Income (loss) before income taxes	176.7	(28.1)	NM	908.1	(209.3)	NM
Provision (benefit) for income taxes	(4.2)	12.2	NM	201.7	(84.5)	NM

Net income (loss)	180.9	(40.3)	NM	706.4	(124.8)	NM
Less: Noncontrolling interest of variable interest entities	-	(5.3)	(100)%	-	(5.3)	(100)%

Net income (loss) attributable to Assured Guaranty Ltd.	$180.9	$(35.0)	NM	$706.4	$(119.5)	NM
Less after-tax adjustments:
Realized gains (losses) on investments	(1.3)	(6.0)	(78)%	1.1	(30.2)	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(192.6)	(41.3)	366%	78.8	(165.8)	NM
Fair value gains (losses) on committed capital securities	(3.6)	(34.5)	(90)%	3.8	(61.1)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	24.4	23.9	2%	(17.6)	23.9	NM
Effect of consolidating VIEs' [1]	131.2	-	NM	132.9	-	NM
Goodwill and settlement of pre-existing relationship	-	(23.3)	(100)%	-	(23.3)	(100)%

Operating income	$222.8	$46.2	382%	$507.4	$137.0	270%

Weighted average shares outstanding
Basic shares outstanding - GAAP (for net income (loss) per share calculation)	183.7	156.3	18%	184.0	113.6	62%
Diluted shares outstanding - GAAP (for net income (loss) per share calculation)	187.3	156.3	20%	188.9	113.6	66%
Diluted shares outstanding - non-GAAP (for operating income per share calculation)	187.5	160.1	17%	189.1	115.4	64%
Shares outstanding at the end of period	183.7	156.6	17%
Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$21.2	$17.4	22%	$52.0	$127.7	(59)%
Operating income effect	$13.9	$9.9	40%	$33.7	$87.5	(61)%
Operating income per diluted share effect	$0.07	$0.06	17%	$0.18	$0.76	(76)%

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Consolidated Statements of Operations
Net Income Reconciliation to Operating Income (1 of 2)
 (in millions)

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$288.7	$(12.8)	$301.5	$330.0	$-	$330.0
Net investment income	85.6	-	85.6	84.7	-	84.7
Net realized investment gains (losses)	(2.4)	(2.4)	-	(6.1)	(6.1)	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	52.4	52.4	-	71.7	71.7	-
Net unrealized gains (losses)	(284.9)	(284.9)	-	(205.3)	(205.3)	-
Credit derivative revenues	-	(50.7)	50.7	-	(57.3)	57.3
Losses incurred on credit derivatives	-	15.4	(15.4)	-	142.2	(142.2)

Net change in fair value of credit derivatives	(232.5)	(267.8)	35.3	(133.6)	(48.7)	(84.9)
Fair value gain (loss) on committed capital securities	(5.5)	(5.5)	-	(53.1)	(53.1)	-
Financial guaranty VIEs' revenues	76.5	76.5	-	4.9	4.9	-
Other income	33.8	33.6	0.2	57.0	26.9	30.1

Total revenues	244.2	(178.4)	422.6	283.8	(76.1)	359.9
Expenses:
Loss and loss adjustment expenses	109.1	(11.5)	120.6	133.3	-	133.3
Amortization of deferred acquisition costs	8.0	-	8.0	1.3	-	1.3
AGMH acquisition-related expenses	-	-	-	51.3	-	51.3
Interest expense	24.9	-	24.9	25.2	-	25.2
Goodwill and settlement of pre-existing relationship	-	-	-	23.3	23.3	-
Financial guaranty VIEs' expenses	(126.7)	(126.7)	-	10.2	10.2	-
Other operating expenses	52.2	-	52.2	67.3	-	67.3

Total expenses	67.5	(138.2)	205.7	311.9	33.5	278.4

Income (loss) before income taxes	176.7	(40.2)	216.9	(28.1)	(109.6)	81.5
Provision (benefit) for income taxes	(4.2)	1.7	(5.9)	12.2	(23.1)	35.3

Net income (loss)	180.9	(41.9)	222.8	(40.3)	(86.5)	46.2
Less: Noncontrolling interest of variable interest entities	-	-	-	(5.3)	(5.3)	-

Net income (loss) attributable to Assured Guaranty Ltd.	$180.9	$(41.9)	$222.8	$(35.0)	$(81.2)	$46.2

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Ltd.
Consolidated Statements of Operations
Net Income Reconciliation to Operating Income (2 of 2)
 (in millions)

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$900.4	$(34.4)	$934.8	$557.1	$-	$557.1
Net investment income	260.8	-	260.8	171.6	-	171.6
Net realized investment gains (losses)	(1.4)	(1.4)	-	(28.1)	(28.1)	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	117.5	117.5	-	120.1	120.1	-
Net unrealized gains (losses)	2.3	2.3	-	(432.6)	(432.6)	-
Credit derivative revenues	-	(157.1)	157.1	-	(114.7)	114.7
Losses incurred on credit derivatives	-	119.9	(119.9)	-	178.4	(178.4)

Net change in fair value of credit derivatives	119.8	82.6	37.2	(312.5)	(248.8)	(63.7)
Fair value gain (loss) on committed capital securities	5.8	5.8	-	(94.0)	(94.0)	-
Financial guaranty VIEs' revenues	61.6	61.6	-	4.9	4.9	-
Other income	7.4	(13.2)	20.6	58.4	26.9	31.5

Total revenues	1,354.4	101.0	1,253.4	357.4	(339.1)	696.5
Expenses:
Loss and loss adjustment expenses	310.8	(45.8)	356.6	251.1	-	251.1
Amortization of deferred acquisition costs	23.1	-	23.1	41.3	-	41.3
AGMH acquisition-related expenses	6.8	-	6.8	80.2	-	80.2
Interest expense	74.9	-	74.9	37.5	-	37.5
Goodwill and settlement of pre-existing relationship	-	-	-	23.3	23.3	-
Financial guaranty VIEs' expenses	(131.5)	(131.5)	-	10.2	10.2	-
Other operating expenses	162.2	-	162.2	123.1	-	123.1

Total expenses	446.3	(177.3)	623.6	566.7	33.5	533.2

Income (loss) before income taxes	908.1	278.3	629.8	(209.3)	(372.6)	163.3
Provision (benefit) for income taxes	201.7	79.3	122.4	(84.5)	(110.8)	26.3

Net income (loss)	706.4	199.0	507.4	(124.8)	(261.8)	137.0
Less: Noncontrolling interest of variable interest entities	-	-	-	(5.3)	(5.3)	-

Net income (loss) attributable to Assured Guaranty Ltd.	$706.4	$199.0	$507.4	$(119.5)	$(256.5)	$137.0

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Ltd.
Consolidated Balance Sheets
 (in millions)

	As of :
	September 30, 2010	December 31, 2009
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,775.8	$9,139.9
Short-term investments, at fair value	907.7	1,668.3

Total investment portfolio	10,683.5	10,808.2
Assets acquired in refinancing transactions	133.2	152.4
Cash	87.4	44.1
Premiums receivable, net of ceding commissions payable	1,322.5	1,418.2
Ceded unearned premium reserve	897.2	1,080.5
Deferred acquisition costs	251.2	242.0
Reinsurance recoverable on unpaid losses	18.1	14.1
Credit derivative assets	475.6	492.5
Committed capital securities, at fair value	15.3	9.5
Deferred tax asset, net	842.1	1,158.2
Salvage and subrogation recoverable	824.8	420.3
Financial guaranty VIE assets [1]	2,296.7	762.3
Other assets	523.5	200.4

Total assets	$18,371.1	$16,802.7

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$7,374.8	$8,400.2
Loss and loss adjustment expense reserve	467.0	289.5
Long-term debt	923.8	917.4
Notes payable	132.1	149.1
Credit derivative liabilities	2,180.7	2,034.6
Reinsurance balances payable, net	259.3	215.2
Financial guaranty VIE liabilities with recourse [1]	2,225.7	762.7
Financial guaranty VIE liabilities without recourse [1]	236.9	-
Other liabilities	381.6	513.9

Total liabilities	14,181.9	13,282.6
Shareholders' equity
Common stock	1.8	1.8
Additional paid-in capital	2,583.2	2,585.0
Retained earnings [1]	1,264.7	789.9
Accumulated other comprehensive income	337.5	141.8
Deferred equity compensation	2.0	2.0

Total shareholders' equity attributable to Assured Guaranty Ltd.	4,189.2	3,520.5
Noncontrolling interest of financial guaranty VIEs' [1]	-	(0.4)

Total shareholders' equity	4,189.2	3,520.1

Total liabilities and shareholders' equity	$18,371.1	$16,802.7

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Ltd.
Adjusted Book Value
 (dollars in millions, except per share amounts)

	As of:
					% Change versus 12/31/2009
	September 30, 2010		December 31, 2009
	Total	Per share	Total	Per share	Total	Per share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity attributable to Assured Guaranty Ltd.	$4,189.2	$22.80	$3,520.5	$19.12	19%	19%
Less after-tax adjustments:
Effect of consolidating VIEs [1]	(73.6)	(0.40)	-	-	NM	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(698.9)	(3.80)	(767.6)	(4.17)	(9)%	(9)%
Fair value gains (losses) on committed capital securities	9.9	0.05	6.2	0.03	60%	67%
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	327.3	1.78	139.7	0.76	134%	134%

Operating shareholders' equity	$4,624.5	$25.17	$4,142.2	$22.49	12%	12%
After-tax adjustments:
Less: Deferred acquisition costs	258.2	1.41	235.3	1.28	10%	10%
Plus: Net present value of estimated net future credit derivative revenue	459.5	2.50	520.0	2.82	(12)%	(11)%
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	4,180.1	22.75	4,486.8	24.36	(7)%	(7)%

Adjusted book value	$9,005.9	$49.01	$8,913.7	$48.40	1%	1%

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating shareholders' equity reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Consolidated Capital and Claims Paying Resources and Statutory-basis Exposures 1
 (dollars in millions)

	As of September 30, 2010
	Assured Guaranty Corp.	Assured Guaranty Re Ltd. [5]	Assured Guaranty Municipal Corp.	Eliminations [6]	Consolidated
Claims paying resources
Policyholders' surplus	$973	$1,091	$1,008	$(300)	$2,772
Contingency reserve	666	-	1,505	-	2,171

Qualified statutory capital	1,639	1,091	2,513	(300)	4,943
Unearned premium reserve	882	1,009	2,305	-	4,196
Loss and loss adjustment expense reserves [7]	295	209	670	-	1,174

Total policyholders' surplus and reserves	2,816	2,309	5,488	(300)	10,313
Present value of installment premium [2]	570	303	714	-	1,587
Standby line of credit/stop loss	200	200	498	-	898

Total claims paying resources	$3,586	$2,812	$6,700	$(300)	$12,798

Net par outstanding	$123,464	$141,810	$351,494	$(1,479)	$615,289
Net debt service outstanding	$177,585	$227,748	$525,385	$(3,486)	$927,232
Ratios:
Net par outstanding to qualified statutory capital	75:1	130:1	140:1		124:1
Capital ratio [3]	108:1	209:1	209:1		188:1
Financial resources ratio [4]	50:1	81:1	78:1		72:1

1. Statutory basis.

2. Includes financial guaranty insurance and credit derivatives.

3. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

4. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

5. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements.

6. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies between Assured Guaranty's insurance subsidiaries.

7. Reserves are reduced by approximately $1.3 billion for benefit related to representation and warranty recoverables.

Assured Guaranty Ltd.
New Business Production
 (dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
			% Change versus 3Q-09			% Change versus YTD 2009
	2010	2009		2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.:
Primary markets	$74.7	$150.6	(50)%	$207.8	$457.6	(55)%
Secondary markets	9.8	4.3	128%	32.4	42.6	(24)%
Public finance - non-U.S.
Primary markets	-	-	NM	-	1.6	(100)%
Secondary markets	-	-	NM	0.7	0.2	250%
Structured finance - U.S.	3.7	2.3	61%	13.9	16.9	(18)%
Structured finance - non-U.S.	0.7	0.9	(22)%	2.8	0.9	211%

Total PVP	88.9	158.1	(44)%	257.6	519.8	(50)%
Less: PVP of credit derivatives	-	-	NM	-	2.4	(100)%

PVP of financial guaranty insurance	88.9	158.1	(44)%	257.6	517.4	(50)%
Less: Financial guaranty installment premium PVP	4.9	4.2	17%	17.4	28.3	(39)%

Total: Financial guaranty upfront gross written premiums ("GWP")	84.0	153.9	(45)%	240.2	489.1	(51)%
Plus: Financial guaranty installment adjustment [1]	(6.4)	(29.8)	(79)%	21.2	11.8	80%

Total financial guaranty GWP	77.6	124.1	(37)%	261.4	500.9	(48)%
Plus: Other segment GWP	-	0.1	(100)%	-	(0.9)	(100)%

Total GWP	$77.6	$124.2	(38)%	$261.4	$500.0	(48)%

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$6,785	$8,338	(19)%	$19,138	$39,497	(52)%
Secondary markets	441	159	177%	1,103	887	24%
Public finance - non-U.S.
Primary markets	-	-	NM	-	466	(100)%
Secondary markets	-	-	NM	34	90	(62)%
Structured finance - U.S.	200	600	(67)%	2,600	994	162%
Structured finance - non-U.S.	-	-	NM	-	-	NM

Total	$7,426	$9,097	(18)%	$22,875	$41,934	(45)%

1. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
 (in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended September 30, 2010		Nine Months Ended September 30, 2010
	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
Sector:
U.S. Public Finance:
General obligation	$3,570	A	$9,687	A
Tax backed	1,107	A+	3,360	A+
Municipal utilities	985	A-	3,249	A
Transportation	736	A	1,479	A
Higher education	606	A	940	A
Healthcare	216	A-	775	A-
Investor-owned utilities	-	-	30	A-
Other public finance	6	A-	721	A

Total U.S. public finance	7,226	A	20,241	A
Non-U.S. Public Finance:
Total non-U.S. public finance	-	-	34	BBB

Total public finance	$7,226	A	$20,275	A

U.S. Structured Finance:
Consumer receivables	$200	A	$1,600	AAA
Other structure finance	-	-	1,000	AAA

Total U.S. structured finance	200	A	2,600	AAA
Non-U.S. Structured Finance:
Total non-U.S. structured finance	-	-	-	-

Total structured finance	$200	A	$2,600	AAA

Total gross par written	$7,426	A	$22,875	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Segment Consolidation (1 of 2)
 (in millions)

	Three Months Ended September 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance [3]	Other [4]	Underwriting Gain (Loss)	Consolidation of VIEs	Total
Total PVP	$88.9	$-	$-	$88.9	$-	$88.9
Income statement:
Net earned premiums	284.2	16.7	0.6	301.5	(12.8)	288.7
Credit derivative revenues [1]	50.4	0.3	-	50.7	-	50.7
Other income	0.2	-	-	0.2	-	0.2

Total underwriting revenues	334.8	17.0	0.6	352.4	(12.8)	339.6
Loss and loss adjustment expenses	113.4	7.1	0.1	120.6	(11.5)	109.1
Losses incurred on credit derivatives [2]	14.6	0.8	-	15.4	-	15.4

Total incurred losses	128.0	7.9	0.1	136.0	(11.5)	124.5
Amortization of deferred acquisition costs	3.9	4.1	-	8.0	-	8.0
Other operating expenses	42.3	7.5	0.1	49.9	-	49.9

Total underwriting expenses	174.2	19.5	0.2	193.9	(11.5)	182.4

Underwriting gain (loss)	$160.6	$(2.5)	$0.4	$158.5

	Three Months Ended September 30, 2009 [5]
	Financial Guaranty Direct	Financial Guaranty Reinsurance [3]	Other [4]	Total
Total PVP	$158.1	$-	$-	$158.1
Income statement:
Net earned premiums	314.7	14.6	0.7	330.0
Credit derivative revenues [1]	57.0	0.3	-	57.3
Other income	30.1	-	-	30.1

Total underwriting revenues	401.8	14.9	0.7	417.4
Loss and loss adjustment expenses	97.2	35.9	0.2	133.3
Losses incurred on credit derivatives [2]	142.4	(0.2)	-	142.2

Total incurred losses	239.6	35.7	0.2	275.5
Amortization of deferred acquisition costs	3.0	(1.8)	0.1	1.3
Other operating expenses	57.4	6.3	1.0	64.7

Total underwriting expenses	300.0	40.2	1.3	341.5

Underwriting gain (loss)	$101.8	$(25.3)	$(0.6)	$75.9

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

4. Other includes the Company's former mortgage guaranty and other segments.

5. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Segment Consolidation (2 of 2)
 (in millions)

	Nine Months Ended September 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance [3]	Other [4]	Underwriting Gain (Loss)	Consolidation of VIEs	Total
Total PVP	$257.6	$-	$-	$257.6	$-	$257.6
Income statement:
Net earned premiums	880.7	52.2	1.9	934.8	(34.4)	900.4
Credit derivative revenues [1]	157.1	-	-	157.1	-	157.1
Other income	20.6	-	-	20.6	-	20.6

Total underwriting revenues	1,058.4	52.2	1.9	1,112.5	(34.4)	1,078.1
Loss and loss adjustment expenses	307.3	49.1	0.2	356.6	(45.8)	310.8
Losses incurred on credit derivatives [2]	111.0	8.9	-	119.9	-	119.9

Total incurred losses	418.3	58.0	0.2	476.5	(45.8)	430.7
Amortization of deferred acquisition costs	10.4	12.6	0.1	23.1	-	23.1
Other operating expenses	131.1	22.7	1.2	155.0	-	155.0

Total underwriting expenses	559.8	93.3	1.5	654.6	(45.8)	608.8

Underwriting gain (loss)	$498.6	$(41.1)	$0.4	$457.9

	Nine Months Ended September 30, 2009 [5]
	Financial Guaranty Direct	Financial Guaranty Reinsurance [3]	Other [4]	Total
Total PVP	$429.0	$90.8	$-	$519.8
Income statement:
Net earned premiums	446.6	108.2	2.3	557.1
Credit derivative revenues [1]	113.3	1.4	-	114.7
Other income	31.4	0.1	-	31.5

Total underwriting revenues	591.3	109.7	2.3	703.3
Loss and loss adjustment expenses	140.7	98.3	12.1	251.1
Losses incurred on credit derivatives [2]	178.8	(0.4)	-	178.4

Total incurred losses	319.5	97.9	12.1	429.5
Amortization of deferred acquisition costs	12.8	28.1	0.4	41.3
Other operating expenses	93.6	21.2	2.5	117.3

Total underwriting expenses	425.9	147.2	15.0	588.1

Underwriting gain (loss)	$165.4	$(37.5)	$(12.7)	$115.2

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

4. Other includes the Company's former mortgage guaranty and other segments.

5. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Financial Guaranty Direct Segment (1 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	Nine Months 2010
Income statement:
Net earned premiums:
Scheduled net earned premiums
Public finance - U.S.	$69.7	$77.8	$67.6	$72.0	$74.2	$213.8
Public finance - non-U.S.	17.9	15.4	13.0	16.8	17.7	47.5
Structured finance - U.S.	208.4	202.9	203.7	177.9	162.3	543.9
Structured finance - non-U.S.	7.6	13.1	8.7	9.4	9.8	27.9

Total scheduled net earned premiums	303.6	309.2	293.0	276.1	264.0	833.1
Net earned premiums from refundings and accelerations	11.1	37.3	13.6	13.8	20.2	47.6

Total net earned premiums	314.7	346.5	306.6	289.9	284.2	880.7
Credit derivative revenues [1]	57.0	54.8	55.0	51.7	50.4	157.1
Other income	30.1	(0.1)	18.2	2.2	0.2	20.6

Total underwriting revenues	401.8	401.2	379.8	343.8	334.8	1,058.4
Loss and loss adjustment expenses	97.2	101.2	112.3	81.6	113.4	307.3
Losses (gains) incurred on credit derivatives [2]	142.4	59.2	74.6	21.8	14.6	111.0

Total incurred losses	239.6	160.4	186.9	103.4	128.0	418.3
Amortization of deferred acquisition costs	3.0	3.5	3.8	2.7	3.9	10.4
Other operating expenses	57.4	42.8	49.7	39.1	42.3	131.1

Total underwriting expenses	300.0	206.7	240.4	145.2	174.2	559.8

Underwriting gain (loss)	$101.8	$194.5	$139.4	$198.6	$160.6	$498.6

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

Assured Guaranty Ltd.
Financial Guaranty Direct Segment (2 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	Nine Months 2010
PVP:
Public finance - U.S.
Primary markets	$150.6	$99.5	$60.4	$72.7	$74.7	$207.8
Secondary markets	4.3	14.5	13.9	8.7	9.8	32.4
Public finance - non-U.S.
Primary markets	-	-	-	-	-	-
Secondary markets	-	-	-	0.7	-	0.7
Structured finance - U.S.	2.3	6.3	4.5	5.7	3.7	13.9
Structured finance - non-U.S.	0.9	0.1	-	2.1	0.7	2.8

Total PVP	158.1	120.4	78.8	89.9	88.9	257.6
Less: PVP of credit derivatives GWP	-	-	-	-	-	-

PVP of financial guaranty GWP	158.1	120.4	78.8	89.9	88.9	257.6
Less: Present value of insurance installment premiums	4.2	(2.9)	4.5	8.0	4.9	17.4

Upfront financial guaranty GWP	153.9	123.3	74.3	81.9	84.0	240.2
Plus: Financial guaranty installment adjustment [1]	(22.3)	(45.4)	19.5	19.6	8.0	47.1

Financial guaranty direct GWP	$131.6	$77.9	$93.8	$101.5	$92.0	$287.3

Gross par written [2]:
Public finance - U.S.
Primary markets	$8,338	$6,296	$5,816	$6,537	$6,785	$19,138
Secondary markets	159	440	372	290	441	1,103
Public finance - non-U.S.
Primary markets	-	-	-	-	-	-
Secondary markets	-	-	-	34	-	34
Structured finance - U.S.	600	1,250	1,000	1,400	200	2,600
Structured finance - non-U.S.	-	-	-	-	-	-

Total	$9,097	$7,986	$7,188	$8,261	$7,426	$22,875

Net par outstanding (end of period):
	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10
Public finance - U.S.	$371,748	$372,088	$380,361	$380,749	$379,534
Public finance - non-U.S.	37,139	37,281	36,099	34,731	36,966
Structured finance - U.S.	135,939	132,945	128,495	121,027	120,873
Structured finance - non-U.S.	33,080	33,194	31,530	29,254	30,797

Total	$577,906	$575,508	$576,485	$565,761	$568,170

1. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

2. Includes committed amount including undrawn revolvers.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Note: AGM is included in the financial guaranty direct segment.

Assured Guaranty Ltd.
Financial Guaranty Reinsurance Segment (1 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	Nine Months 2010
Income statement:
Net earned premiums:
Scheduled net earned premiums	$8.3	$17.4	$16.6	$15.5	$15.7	$47.8
Net earned premiums from refundings and accelerations	6.3	8.8	1.8	1.6	1.0	4.4

Total net earned premiums	14.6	26.2	18.4	17.1	16.7	52.2
Credit derivative revenues [1]	0.3	0.6	(0.3)	—	0.3	—
Other income	—	—	—	—	—	—

Total underwriting revenues	14.9	26.8	18.1	17.1	17.0	52.2
Loss and loss adjustment expenses	35.9	25.5	28.2	13.8	7.1	49.1
Losses (gains) incurred on credit derivatives [2]	(0.2)	1.0	1.8	6.3	0.8	8.9

Total incurred losses	35.7	26.5	30.0	20.1	7.9	58.0
Amortization of deferred acquisition costs	(1.8)	9.0	4.3	4.2	4.1	12.6
Other operating expenses	6.3	5.2	9.4	5.8	7.5	22.7

Total underwriting expenses	40.2	40.7	43.7	30.1	19.5	93.3

Underwriting gain (loss)	$(25.3)	$(13.9)	$(25.6)	$(13.0)	$(2.5)	$(41.1)

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

Assured Guaranty Ltd.
Financial Guaranty Reinsurance Segment 1 (2 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	Nine Months 2010
PVP:
Public finance - U.S.
Primary markets	$—	$—	$—	$—	$—	$—
Secondary markets	—	—	—	—	—	—
Public finance - non-U.S.						—
Primary markets	—	—	—	—	—	—
Secondary markets	—	—	—	—	—	—
Structured finance - U.S.	—	—	—	—	—	—
Structured finance - non-U.S.	—	—	—	—	—	—

Total PVP	—	—	—	—	—	—
Less: PVP of credit derivatives GWP	—	—	—	—	—	—

PVP of financial guaranty GWP	—	—	—	—	—	—
Less: Present value of financial guaranty installment premiums	—	—	—	—	—	—

Upfront financial guaranty GWP	—	—	—	—	—	—
Plus: Financial guaranty installment adjustment [2]	(7.5)	(21.5)	(1.7)	(9.8)	(14.4)	(25.9)

Financial guaranty reinsurance GWP	$(7.5)	$(21.5)	$(1.7)	$(9.8)	$(14.4)	$(25.9)

Gross par written	$—	$—	$—	$—	$—	$—

Net par outstanding (end of period):

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10
Public finance - U.S.	$53,137	$50,990	$49,751	$49,125	$47,050
Public finance - non-U.S.	6,088	5,494	5,307	4,842	5,159
Structured finance - U.S.	6,244	5,356	5,049	4,928	4,806
Structured finance - non-U.S.	3,255	3,074	2,873	2,858	2,887

Total	$68,724	$64,914	$62,980	$61,753	$59,902

1. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

2. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Note: AGM is included in the financial guaranty direct segment.

Assured Guaranty Ltd.
Investment Portfolio
As of September 30, 2010
 (dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$524.4	2.70%	2.10%	$556.4	$14.1
Agency obligations	514.6	3.18%	2.68%	553.8	16.4
Obligations of states and political subdivisions	2,782.8	4.04%	3.79%	2,945.6	112.4
Insured obligations of state and political subdivisions [2]	2,011.2	4.81%	4.54%	2,146.0	96.6
Corporate securities	945.3	3.67%	3.00%	989.9	34.7
Mortgage-backed securities ("MBS") [3]:
Residential MBS ("RMBS")	1,271.3	4.97%	4.22%	1,279.1	63.2
Commercial MBS ("CMBS")	348.4	4.95%	4.26%	367.5	17.2
Asset-backed securities [4]	564.0	2.50%	1.86%	574.0	14.1
Foreign government securities	356.4	3.07%	2.00%	363.5	10.9

Total fixed maturity securities	9,318.4	4.07%	3.61%	9,775.8	379.6
Short-term investments	907.5	0.18%	0.12%	907.7	1.6

Total investment portfolio	$10,225.9	3.73%	3.30%	$10,683.5	$381.2

Ratings [5]:	Fair Value	%
Treasury and U.S. government obligations	$556.4	5.7%
Agency obligations	553.8	5.7%
AAA/Aaa	3,276.0	33.5%
AA/Aa	3,505.8	35.9%
A/A	1,359.2	13.9%
BBB	104.5	1.1%
Below investment grade ("BIG") [6]	384.8	3.9%
Not rated	35.3	0.3%

Total fixed maturity securities, available for sale	$9,775.8	100.0%

Duration of investment portfolio (in years):		4.6

Average ratings of investment portfolio		AA

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average A+. Includes $357.8 million insured by AGC and AGM.

3. $0.3 million is U.S. subprime RMBS, which has an average rating of AAA.

4. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

5. Ratings are represented by the lower of the Moody's and S&P classifications.

6. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation strategies or other risk management of $798.5 million in par with carrying value of $344.2 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues
 (in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2010 (as of September 30)		$941,509
2010 (October 1 - December 31)	$18,425	923,084	$233.9	$8.9	$242.8	$31.7	$274.5
2011	66,130	856,954	748.7	33.9	782.6	171.3	953.9
2012	70,010	786,944	593.2	31.8	625.0	137.5	762.5
2013	61,010	725,934	512.9	29.5	542.4	104.5	646.9
2014	64,696	661,238	458.5	27.5	486.0	74.9	560.9
2010-2014	280,271	661,238	2,547.2	131.6	2,678.8	519.9	3,198.7
2015-2019	222,568	438,670	1,687.1	111.6	1,798.7	166.4	1,965.1
2020-2024	164,262	274,408	1,046.5	75.4	1,121.9	79.7	1,201.6
2025-2029	115,676	158,732	650.4	46.9	697.3	58.2	755.5
After 2029	158,732	-	718.9	39.7	758.6	100.8	859.4

Total	$941,509		$6,650.1	$405.2	$7,055.3	$925.0	$7,980.3

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2010. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.obligations.

2. See page 19 for "Present Value of Financial Guaranty Insurance Losses to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding
 (in millions)

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
Structured Finance Net Par Amortization:
2010 (as of September 30)						$159,363
2010 (October 1 - December 31)	$4,698	$1,515	$239	$899	$7,351	152,012
2011	9,923	5,041	700	5,827	21,491	130,521
2012	15,242	3,729	1,247	5,507	25,725	104,796
2013	13,125	2,843	969	2,302	19,239	85,557
2014	19,648	2,119	743	1,494	24,004	61,553
2010-2014	62,636	15,247	3,898	16,029	97,810	61,553
2015-2019	24,523	5,723	910	7,616	38,772	22,781
2020-2024	2,826	2,361	624	2,125	7,936	14,845
2025-2029	471	820	460	848	2,599	12,246
After 2029	3,629	1,864	1,820	4,933	12,246	-

Total structured finance	$94,085	$26,015	$7,712	$31,551	$159,363

1. See Glossary for description of financial products.

Assured Guaranty Ltd.
Present Value ("PV") of Financial Guaranty Net Insurance Loss to be Expensed
 (in millions)

Net Expected Loss to be Expensed [1]
Financial Guaranty Insurance Loss to be Expensed:
2010 (October 1-December 31)	$79.6
2011	192.9
2012	116.5
2013	89.8
2014	77.7
2010-2014	556.5
2015-2019	245.9
2020-2024	123.1
2025-2029	72.0
After 2029	72.8

Total expected PV of net loss to be expensed	1,070.3
Discount	579.9

Total future value	$1,650.2

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 4.51%.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
As of September, 2010
 (in millions)

Net Par Outstanding and Average Rating by Asset Type

	Financial Guaranty Direct	Financial Guaranty Reinsurance	Consolidated
	Net Par Outstanding	Net Par Outstanding	Net Par Outstanding	Avg. Rating [1]
U.S. Public Finance:
General obligation	$165,866	$15,860	$181,726	A+
Tax backed	73,791	9,822	83,613	A+
Municipal utilities	64,020	5,916	69,936	A
Transportation	30,247	5,970	36,217	A
Healthcare	20,337	1,558	21,895	A
Higher education	12,465	2,627	15,092	A+
Housing	6,306	421	6,727	AA-
Infrastructure finance	2,311	1,725	4,036	BBB+
Investor-owned utilities	162	1,435	1,597	A-
Other public finance	4,029	1,716	5,745	A-

Total U.S. public finance	379,534	47,050	426,584	A+
Non-U.S. Public Finance:
Infrastructure finance	13,816	2,416	16,232	BBB
Regulated utilities	11,597	2,433	14,030	BBB+
Pooled infrastructure	4,367	—	4,367	AA
Other public finance	7,186	310	7,496	AA-

Total non-U.S. public finance	36,966	5,159	42,125	A-

Total public finance	$416,500	$52,209	$468,709	A

U.S. Structured Finance:
Pooled corporate obligations	$69,822	$854	$70,676	AAA
RMBS	25,649	366	26,015	BB
Financial products [2]	7,712	—	7,712	AA-
CMBS and other commercial real estate related exposures	6,858	386	7,244	AAA
Consumer receivables	5,345	1,395	6,740	AA-
Structured credit	2,088	446	2,534	BBB+
Commercial receivables	1,302	984	2,286	BBB+
Insurance securitizations	1,314	337	1,651	A+
Other structured finance	783	38	821	A-

Total U.S. structured finance	120,873	4,806	125,679	AA-
Non-U.S. Structured Finance:
Pooled corporate obligations	22,449	960	23,409	AAA
RMBS	4,665	24	4,689	AAA
Commercial receivables	815	979	1,794	A-
Structured credit	1,189	595	1,784	BBB
Insurance securitizations	964	16	980	CCC-
CMBS and other commercial real estate related exposures	338	311	649	AA+
Other structured finance	377	2	379	AAA

Total non-U.S. structured finance	30,797	2,887	33,684	AA+

Total structured finance	$151,670	$7,693	$159,363	AA-

Total net par outstanding	$568,170	$59,902	$628,072	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. See the Glossary for a description of financial products.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
 (dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of September 30, 2010
	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings [1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$-	0.0%	$2,339	5.6%	$24,062	19.1%	$8,167	24.2%	$34,568	5.5%
AAA	5,976	1.4%	1,407	3.3%	46,432	36.9%	15,487	46.0%	69,302	11.0%
AA	163,924	38.4%	1,348	3.2%	19,071	15.2%	2,031	6.0%	186,374	29.7%
A	212,172	49.7%	13,142	31.2%	6,191	4.9%	2,749	8.2%	234,254	37.3%
BBB	41,495	9.7%	22,169	52.6%	8,975	7.1%	3,950	11.7%	76,589	12.2%
BIG	3,017	0.8%	1,720	4.1%	20,948	16.8%	1,300	3.9%	26,985	4.3%

Total net par outstanding	$426,584	100.0%	$42,125	100.0%	$125,679	100.0%	$33,684	100.0%	$628,072	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
 (dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of September 30, 2010

	Net Par Outstanding	% of Total
U.S.:
Public Finance:
California	$59,799	9.5%
New York	35,242	5.6%
Texas	31,149	5.0%
Pennsylvania	30,203	4.8%
Florida	27,011	4.3%
Illinois	25,902	4.1%
New Jersey	18,073	2.9%
Michigan	16,836	2.7%
Washington	12,917	2.1%
Massachusetts	12,702	2.0%
Other states	156,750	24.9%

Total Public Finance	426,584	67.9%
Structured finance (multiple states)	125,679	20.0%

Total U.S.	552,263	87.9%

Non-U.S.:
United Kingdom	30,071	4.8%
Australia	8,629	1.4%
Canada	4,751	0.8%
France	2,439	0.4%
Italy	2,332	0.4%
Other	27,587	4.3%

Total non-U.S.	75,809	12.1%

Total net par outstanding	$628,072	100.0%

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
 (dollars in millions)

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Ratings as of September 30, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super Senior	$26,092	28.3%	31.8%	29.4%
AAA	51,627	56.0%	28.4%	27.4%
AA	6,416	7.0%	40.0%	34.1%
A	1,579	1.7%	24.4%	21.9%
BBB	3,609	3.9%	36.2%	27.8%
BIG	2,948	3.1%	45.0%	24.7%

Total exposures	$92,271	100.0%	30.9%	28.3%

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Asset Class as of September 30, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]	Avg. Rating [1]
CBOs/CLOs [3]	$54,428	59.0%	31.0%	29.2%	AAA
Synthetic investment grade pooled corporates	15,031	16.3%	19.2%	17.7%	AAA
Synthetic high yield pooled corporates	9,537	10.3%	38.1%	33.4%	AAA
Market value CDOs of corporates	5,454	5.9%	35.1%	36.3%	AAA
Trust preferred - banks and insurance	3,613	3.9%	46.8%	32.1%	BBB
Trust preferred - U.S. mortgage and REITs [4]	2,355	2.6%	50.0%	38.2%	BIG
Trust preferred - European mortgage and REITs	947	1.0%	36.7%	32.0%	BBB
Other pooled corporates	906	1.0%	24.4%	25.0%	A-

Total exposures	$92,271	100.0%	30.9%	28.3%	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. CBOs (collateralized bond obligation)/CLOs (collateralized loan obligation) are largely non-investment grade/high yield collateral.

4. REITs are real estate investment trusts.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
 (dollars in millions)

Distribution of U.S. RMBS by Rating 1 and by Segment as of September 30, 2010

Ratings [1]:	Direct Net Par Outstanding	%	Reinsurance Net Par Outstanding	%	Total Net Par Outstanding	%
Super senior	$-	0.0%	$-	0.0%	$-	0.0%
AAA	2,949	11.5%	42	11.5%	2,991	11.5%
AA	2,474	9.6%	50	13.7%	2,524	9.7%
A	1,457	5.7%	40	10.9%	1,497	5.8%
BBB	2,136	8.3%	34	9.3%	2,170	8.3%
BIG	16,633	64.9%	200	54.6%	16,833	64.7%

Total exposures	$25,649	100.0%	$366	100.0%	$26,015	100.0%

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of September 30, 2010

Ratings:	Prime First Lien [2]	Closed End Seconds ("CES")	HELOC [3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs [4]	Total Net Par Outstanding
Super senior	$-	$-	$-	$-	$-	$-	$-	$-
AAA	11	0	459	112	113	2,296	-	2,991
AA	172	35	275	228	37	1,777	-	2,524
A	20	2	5	100	126	1,244	-	1,497
BBB	26	-	14	1,098	101	901	31	2,170
BIG	656	1,143	4,232	4,737	3,025	2,887	153	16,833

Total exposures	$885	$1,180	$4,985	$6,274	$3,402	$9,105	$184	$26,015

Distribution of U.S. RMBS by Year Insured 5 and Type of Exposure as of September 30, 2010

Year insured [5]:	Prime First Lien	CES	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs	Total Net Par Outstanding
2004 and prior	$61	$2	$371	$139	$55	$1,645	$-	$2,273
2005	183	-	1,104	714	159	406	-	2,567
2006	143	459	1,539	506	892	3,951	87	7,577
2007	498	719	1,971	3,090	2,181	3,014	96	11,571
2008	-	-	-	1,825	114	88	-	2,027

Total exposures	$885	$1,180	$4,985	$6,274	$3,402	$9,105	$184	$26,015

Distribution of U.S. RMBS by Rating 1 and Year Insured as of September 30, 2010

Year insured:	Super Senior	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$-	$1,501	$91	$193	$98	$390	$2,273
2005	-	209	105	101	124	2,028	2,567
2006	-	981	1,668	1,052	421	3,456	7,577
2007	-	300	481	38	719	10,033	11,571
2008	-	-	178	114	809	926	2,027

Total exposures	$-	$2,991	$2,524	$1,497	$2,170	$16,833	$26,015

% of total	0.0%	11.5%	9.7%	5.8%	8.3%	64.7%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous RMBS transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. NIMs are net interest margin securities.

5. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (1 of 2)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 20101

U.S. Prime First Lien 2

Year insured:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
2005	$180	55.1%	5.1%	0.9%	7.9%	6
2006	143	66.2%	7.9%	0.0%	13.5%	1
2007	498	67.0%	10.4%	2.1%	14.8%	1
2008	-	-	-	-	-	-

	$820	64.3%	8.8%	1.5%	13.1%	8

U.S. CES

Year insured:	Net Par Outstanding	Pool Factor	Subordination [7]	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$-	-	-	-	-	-
2006	448	22.5%	-	54.5%	17.1%	2
2007	719	27.1%	-	60.0%	12.0%	10
2008	-	-	-	-	-	-

	$1,167	25.3%	-	57.9%	14.0%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$1,048	21.8%	2.5%	12.4%	11.7%	6
2006	1,509	36.0%	2.0%	27.8%	11.3%	7
2007	1,971	51.0%	3.2%	25.1%	6.9%	9
2008	-	-	-	-	-	-

	$4,528	39.2%	2.6%	23.0%	9.5%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$711	42.7%	11.8%	4.4%	19.6%	21
2006	506	50.2%	1.2%	12.3%	39.7%	7
2007	3,090	62.1%	8.0%	8.4%	35.1%	12
2008	1,825	57.5%	27.0%	8.6%	30.3%	5

	$6,132	57.5%	13.5%	8.3%	32.3%	45

1. For this release, net par outstanding is based on values as of September 30, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by net par outstanding.

7. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (2 of 2)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 2010 1

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$149	30.6%	9.2%	7.5%	37.7%	4
2006	885	57.2%	5.4%	10.3%	50.8%	7
2007	2,181	63.5%	6.0%	10.8%	40.4%	11
2008	114	64.3%	49.3%	7.3%	34.5%	1

	$3,330	60.4%	7.5%	10.4%	42.8%	23

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$401	36.3%	49.2%	4.9%	40.9%	7
2006	3,944	26.1%	61.3%	13.2%	40.7%	4
2007	3,014	60.1%	27.0%	12.6%	48.6%	13
2008	82	72.4%	33.6%	6.3%	32.8%	1

	$7,442	41.0%	46.5%	12.4%	43.8%	25

1. For this release, net par outstanding is based on values as of September 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. Commercial Real Estate Profile
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 2010 2

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
Super senior	$4,185	89.4%	33.6%	0.5%	7.7%	185
AAA	244	85.1%	27.6%	0.3%	9.9%	7
AA	950	87.8%	18.8%	0.6%	7.3%	39
A	229	64.4%	11.9%	0.9%	8.1%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-

Total exposures	$5,608	87.9%	30.0%	0.5%	7.7%	232

CDOs of U.S. Commercial Real Estate and CMBS 7

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [8]	Avg. Current Credit Enhancement [8]
CDOs of Commercial Real Estate	$712	57.7%	49.4%	48.3%
CDOs of CMBS [9]	522	42.3%	29.6%	45.3%

Total exposures	$1,234	100.0%	41.0%	47.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of September 30, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Trepp LLC, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches, over-collateralization and any first loss deductible, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO and any matured non-performing loans divided by net par outstanding.

7. Represents other U.S. Commercial Real Estate not included in the table above.

8. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

9. Relates to vintages 2003 and prior.

Assured Guaranty Ltd.
Direct U.S. Consumer Receivables Profile
 (dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating 1 as of September 30, 2010

Rating:	Credit Cards	Student Loans	Manufactured Housing	Auto	Total Net Par Outstanding
Super senior	$1,150	$-	$-	$-	$1,150
AAA	-	1,261	83	40	1,384
AA	-	-	46	1,365	1,411
A	-	-	-	472	472
BBB	89	-	-	673	762
BIG	-	-	166	-	166

Total exposures	$1,239	$1,261	$295	$2,550	$5,345

Average rating [1]	AAA	AAA	A-	A+	AA
Avg. initial credit enhancement [2]	50.8%	7.2%	27.6%	12.8%	21.1%
Avg. current credit enhancement [2]	53.6%	8.4%	26.1%	31.0%	30.6%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
As of September 30, 2010
 (in millions)

BIG Exposures by Asset Exposure Type U.S. Public Finance:	Net Par Outstanding [1]
General obligation	$849
Municipal utilities	537
Tax backed	418
Healthcare	347
Transportation	162
Infrastructure finance	61
Higher education	21
Housing	8
Other public finance	614

Total U.S. public finance	3,017
Non-U.S. Public Finance:
Infrastructure finance	1,426
Municipal finance	294

Total non-U.S. public finance	1,720

Total public finance	$4,737

U.S. Structured Finance:
RMBS	$16,833
Pooled corporate obligations	2,876
Consumer receivables	536
Structured credit	288
Commercial receivables	241
Other structured finance	174

Total U.S. structured finance	20,948

Non-U.S. Structured Finance:
Insurance securitizations	923
Pooled corporate obligations	355
Commercial receivables	19
RMBS	3

Total non-U.S. structured finance	1,300

Total structured finance	$22,248

Total BIG net par outstanding	$26,985

1. As of September 30, 2010, securities purchased for loss mitigation purposes represented $484.6 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $274.4 million in gross par outstanding.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
 (dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	September 30, 2010 [2]	December 31, 2009
Category 1
U.S. public finance	$1,689	$1,761
Non-U.S. public finance	1,673	600
U.S. structured finance	3,446	4,275
Non-U.S. structured finance	234	2

Total Category 1	7,042	6,638
Category 2
U.S. public finance	757	719
Non-U.S. public finance	6	4
U.S. structured finance	10,618	9,913
Non-U.S. structured finance	67	3

Total Category 2	11,448	10,639
Category 3
U.S. public finance	571	647
Non-U.S. public finance	41	40
U.S. structured finance	6,884	6,202
Non-U.S. structured finance	999	1,000

Total Category 3	8,495	7,889

BIG Total	$26,985	$25,166

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. The BIG credits are divided into three categories: BIG Category 1: Below investment grade transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category. BIG Category 2: Below investment grade transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. BIG Category 3: Below investment grade transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. As of September 30, 2010, securities purchased for loss mitigation purposes represented $484.6 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $274.4 million in gross par outstanding.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of September 30, 2010
 (dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]
U.S. Public Finance:
Jefferson County Alabama Sewer	$512	D
Detroit (City of) Michigan	414	BB
Jefferson County Alabama School Sales Tax Limited Obligation	177	BB
Detroit (City of) School District Michigan	164	BB
Guaranteed Student Loan transaction	163	BB
San Joaquin Hills California Transportation	162	BB
St. Barnabas Health System—New Jersey	147	BB
Guaranteed Student Loan transaction	136	CCC
Reading (City of) Pennsylvania	119	BB
Orlando Tourist Development Tax—Florida	118	BB+
Mashantucket Pequot Tribe, Connecticut	107	B
Harrisburg (City of) Pennsylvania General Obligation	95	B-
Guaranteed Student Loan transaction	91	BB-
Puerto Rico Public Finance Corporation—Commonwealth Appropriation	88	BB+
Guaranteed Student Loan transaction	69	BB-

Total	$2,562
Non-U.S. Public Finance:
Reliance Rail Finance Pty. Limited	776	BB
Hellenic Republic	294	BB+
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	293	BB
Cross City Tunnel Motorway Finance Limited	283	BB

Total	$1,646

Total	$4,208

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of September 30, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
U.S. Structured Finance:
U.S. RMBS:
Deutsche ALT-A Securities Mortgage Loan 2007-2	$830	CCC	2.7%	32.0%
MABS 2007-NCW	603	B	33.5%	66.1%
Countrywide HELOC 2006-I	565	CCC	0.0%	8.9%
MASTR 2007-3	532	CCC	2.9%	54.1%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	498	B	10.4%	14.8%
Private Residential Mortgage Transaction	480	B	22.7%	28.9%
Countrywide HELOC 2006-F (includes $39.6 million repurchased) [3]	461	CCC	0.0%	19.1%
Private Residential Mortgage Transaction	440	BB	22.5%	28.4%
Deutsche ALT-A Securities Mortgage Loan 2007-3	425	B	7.1%	21.9%
Private Residential Mortgage Transaction	421	CCC	25.8%	31.9%
Option One 2007-FXD2	392	CCC	18.0%	29.4%
CWALT Alternative Loan Trust 2007-HY9	384	CCC	6.5%	46.4%
Nomura Asset Acceptance Corp. 2007-1 (includes $0.9 million repurchased) [3]	382	CCC	0.0%	42.0%
Private Residential Mortgage Transaction	377	CCC	16.2%	36.3%
Countrywide Home Equity Loan Trust 2007-D	346	CCC	0.0%	9.0%
Countrywide Home Equity Loan Trust 2005-J	345	CCC	0.0%	16.0%
AAA Trust 2007-2	328	CCC	35.9%	48.1%
HarborView 2006-12	327	BB	9.7%	56.6%
Countrywide HELOC 2005-D	312	CCC	0.0%	12.2%
Countrywide HELOC 2007-A	291	CCC	0.0%	9.2%
MARM 2007-1 (FKA MASTR 2007-OA1) (includes $1.3 million repurchased) [3]	290	CCC	0.0%	35.5%
Countrywide 2007-13	278	B	31.6%	56.4%
Countrywide HELOC 2007-B	262	CCC	0.0%	8.3%
GMACM 2004-HE3	259	BB	0.0%	3.0%
Terwin Mortgage Trust 2006-12SL (includes $74.3 million repurchased) [3]	251	CCC	0.0%	19.0%
FHABS 2007-HE1 HELOC	223	BB	0.0%	2.6%
CWABS 2007-4	221	B	22.0%	43.5%
IndyMac 2007-H1 HELOC	212	CCC	0.0%	9.8%
Terwin Mortgage Trust 2007-1SL (includes $46.0 million repurchased) [3]	207	CCC	0.0%	11.1%
FHABS 2006-HE2 HELOC	203	BB	0.0%	4.2%
Soundview 2007-WMC1	199	CCC	10.9%	71.4%
Terwin Mortgage Trust 2006-10SL (includes $32.8 million repurchased) [3]	196	CCC	0.0%	14.6%
HarborView 2006-1	191	CCC	4.6%	61.8%
HarborView 2007-1	187	BB	13.0%	58.1%
New Century 2005-A	168	B	20.5%	30.9%
CWALT 2007-OA10 (includes $54.1 million repurchased) [3]	163	CCC	8.6%	55.1%
Countrywide HELOC 2005-C	150	CCC	0.0%	11.1%
Renaissance (DELTA) 2007-3	148	B	25.9%	35.4%
HarborView 2006-10	145	B	0.0%	30.4%
CSAB 2006-3	145	CCC	0.0%	45.6%
Lehman Excess Trust 2007-16N	126	CCC	9.3%	40.6%
Flagstar HELOC 2006-2	125	CCC	21.3%	10.9%
Flagstar HELOC 2005-1	119	BB	18.5%	6.4%
NAAC 2007-S2	109	CCC	0.0%	12.7%
Taylor Bean & Whitaker 2007-2 (includes $30.5 million repurchased) [3]	108	CCC	0.0%	35.1%
American Home Mortgage Assets Trust 2007-4	106	CCC	0.0%	31.3%
ACE Home Equity Loan Trust 2007-SL3	105	BB	0.0%	10.7%
IndyMac IMSC Mortgage Loan Trust 2007-HOA1	96	CCC	0.0%	31.2%
CSAB 2006-2 (includes $12.1 million repurchased) [3]	92	CCC	2.1%	40.3%
Deutsche ALT-B 2006-AB1	91	CCC	3.7%	29.6%
Countrywide ALTA 2005-22T	89	B	6.0%	25.5%
MASTR Asset Backed Securities Trust 2005-NC2	80	B	16.9%	40.0%
Countrywide HELOC 2006-H (includes $15.1 million repurchased) [3]	74	CCC	0.0%	19.4%
Terwin Mortgage Trust 2005-16HE	71	BB	12.5%	27.6%
CSMC 2007-3	69	CCC	0.0%	32.6%
Terwin Mortgage Trust 2007-6ALT (includes $27.7 million repurchased) [3]	67	CCC	0.0%	82.2%
Deutsche ALT-B 2006-AB4	66	CCC	0.0%	37.0%
ACE 2006-GP1	64	CCC	0.0%	10.0%
ACE 2007-SL1	64	CCC	0.0%	11.6%
CSAB Mortgage-Backed Trust 2007-1 (includes $12.2 million repurchased) [3]	62	CCC	0.4%	34.4%
GSAA 2005-12	58	B	10.8%	22.4%
Terwin Mortgage Trust 2005-14HE	57	B	11.1%	26.1%
CWALT 2005-62	56	CCC	10.5%	58.0%
DSLA 2005-AR5	54	CCC	0.0%	26.5%
CSAB 2006-4 (includes $17.6 million repurchased) [3]	52	CCC	0.0%	40.6%
Luminent 2006-2	51	CCC	5.3%	58.1%
ACE Home Equity Loan Trust 2007-SL2	50	CCC	0.0%	9.4%

Total U.S. RMBS	$14,998

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

3. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of September 30, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
U.S. Structured Finance:
Other:
Taberna Preferred Funding IV, Ltd.	$292	CCC	33.4%
Taberna Preferred Funding III, Ltd.	287	CCC	28.4%
Alesco Preferred Funding XVI, Ltd.	258	B-	6.4%
Taberna Preferred Funding II, Ltd.	236	CCC	33.8%
Trapeza CDO XI	232	BB	28.5%
Attentus CDO I Limited	231	BB	33.8%
Weinstein Film Securitization	225	BB	N/A
Alesco Preferred Funding XVII, Ltd.	204	B-	10.6%
Attentus CDO II Limited	189	BB	31.2%
Trapeza CDO X, Ltd.	177	BB	32.1%
NRG Peaker [2]	155	B	N/A
Private Student Loan Transaction	155	CCC	N/A
Taberna Preferred Funding VI, Ltd.	152	CCC	35.1%
US Capital Funding IV, Ltd.	150	B-	14.7%
Private Student Loan Transaction	125	CCC	N/A
Preferred Term Securities XVI, Ltd.	122	BB+	19.8%
Synthetic High Yield Pooled Corporate CDO	114	CCC	7.7%
Conseco Finance Manufactured Housing Series 2001-2	99	BB	17.0%
Greenpoint 2000-4	73	BB	13.8%
Private Student Loan Transaction	65	B-	N/A
America West Airlines EETC	63	BB	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
Rental Car Finance Corp 2006-1	60	BB	N/A
Preferred Term Securities XX, Ltd.	54	BB+	30.4%
Rental Car Finance Corp 2007-1	50	BB	N/A

Total Other	$3,831

Total	$18,829
Non-U.S. Structured Finance:
Ballantyne Re PLC Class A-2 Floating Rate Notes (includes $106.4 million repurchased) [3]	$500	CC	N/A
Orkney Re II, PLC Series A-1 Floating Rate Notes	423	CCC	N/A
Augusta Funding Limited 05 Perpetual Note Issue	82	BB	N/A
Augusta Funding Limited 07 Perpetual Note Issue	77	BB	N/A
Synthetic High Yield Pooled Corporate CDO	76	CCC	7.7%

Total	$1,158

Total	$19,987

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. Net par shown is net of $96 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

3. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of September 30, 2010
 (in millions)

50 Largest U.S. Public Finance Exposures

Credit Name:	Net Par Outstanding	Rating [1]
New Jersey (State of)	$4,758	AA-
California (State of)	3,794	A-
Massachusetts (Commonwealth of)	3,317	AA
New York (State of)	3,300	AA
New York (City of) New York	3,140	AA-
Chicago (City of) Illinois	2,559	AA-
Puerto Rico (Commonwealth of)	2,376	BBB-
Houston Texas Water and Sewer Authority	2,324	A+
Washington (State of)	2,317	AA-
Illinois (State of)	2,296	BBB+
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,248	A+
Wisconsin (State of)	2,209	AA-
Port Authority of New York and New Jersey	2,202	AA-
Los Angeles California Unified School District	2,151	AA-
Philadelphia (City of) Pennsylvania	1,943	BBB-
Massachusetts (Commonwealth of) State Sales Tax	1,927	AA
New York MTA Transportation Authority	1,918	A
Pennsylvania (Commonwealth of)	1,872	AA-
University of California Board of Regents	1,850	AA-
Long Island Power Authority	1,835	A-
Michigan (State of)	1,786	A+
New York City Municipal Water Finance Authority	1,779	AA+
Chicago-O'Hare International Airport	1,644	A
Arizona (State of)	1,553	AA-
Miami-Dade County Florida School District	1,537	A-
Chicago Illinois Public Schools	1,500	A+
Florida (State of)	1,489	AA+
Kentucky (Commonwealth of)	1,474	AA-
Los Angeles California Department of Water and Power - Electric Revenue Bonds	1,462	AA-
New York MTA Dedicated Tax	1,419	AA-
Puerto Rico Highway and Transportation Authority	1,397	BBB
New Jersey Turnpike Authority	1,377	A-
Hawaii (State of) Department of Hawaiian Home Lands	1,372	AA
Atlanta Georgia Water & Sewer System	1,367	BBB+
Massachusetts (Commonwealth of) Water Resources	1,358	AA
San Francisco Airports Commission	1,325	A
Metro Washington Airport Authority	1,279	AA-
Broward County Florida School Board	1,269	AA-
Illinois Toll Highway Authority	1,236	AA
Philadelphia Pennsylvania School District	1,201	A
Connecticut (State of)	1,194	AA+
District of Columbia	1,182	A+
New York State Thruway - Highway Trust Fund	1,165	AA-
Austin Texas Combined Utility System Revenue Bonds	1,152	AA-
Detroit Michigan Sewer	1,147	A+
California (State of) Department of Water Resources - Electric Power Revenue	1,146	A-
Puerto Rico Electric Power Authority	1,139	A-
California State University System Trustee	1,130	AA-
Clark County Nevada School District	1,083	AA-
Houston (City of) Texas Airport System	1,069	A

Total top 50 U.S. public finance exposures	$90,567

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of September 30, 2010
 (dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Rating[1]	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,302	AA	29.6%
Stone Tower Credit Funding	1,254	AAA	32.9%
Synthetic Investment Grade Pooled Corporate CDO	1,157	AAA	13.3%
Synthetic High Yield Pooled Corporate CDO	975	AA-	42.2%
Synthetic High Yield Pooled Corporate CDO	855	AAA	25.0%
Synthetic High Yield Pooled Corporate CDO	851	Super Senior	31.4%
Synthetic High Yield Pooled Corporate CDO	840	Super Senior	30.3%
Deutsche ALT-A Securities Mortgage Loan 2007-2	830	CCC	2.7%
Synthetic Investment Grade Pooled Corporate CDO	765	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	29.4%
Synthetic Investment Grade Pooled Corporate CDO	752	Super Senior	23.4%
Synthetic Investment Grade Pooled Corporate CDO	740	Super Senior	29.2%
Mizuho II Synthetic CDO	738	A	30.7%
Synthetic High Yield Pooled Corporate CDO	732	AA-	40.0%
Private Structured Credit Transaction	666	BBB+	N/A
280 Funding I	660	AAA	39.5%
Synthetic Investment Grade Pooled Corporate CDO	653	AAA	17.2%
Citibank OMNI Trust 2007-A7	650	Super Senior	49.4%
ARES Enhanced Credit Opportunities Fund	608	AAA	45.0%
MABS 2007-NCW	603	B	33.5%
Applebees Enterprises LLC	584	BBB-	N/A
Countrywide HELOC 2006-I	565	CCC	0.0%
Sandelman Finance 2006-1 Limited	563	AAA	40.7%
MASTR 2007-3	532	CCC	2.9%
Synthetic High Yield Pooled Corporate CDO	523	Super Senior	29.7%
Synthetic High Yield Pooled Corporate CDO	523	Super Senior	24.5%
Synthetic Investment Grade Pooled Corporate CDO	514	Super Senior	14.3%
Jupiter Securitization Company	505	AAA	N/A
Mortgage IT Securities Corp. Mortgage Loan 2007-2	498	B	10.4%
LIICA Holdings, LLC	495	AA	N/A
Synthetic High Yield Pooled Corporate CDO	494	AAA	46.7%
Eastland CLO, Ltd.	490	Super Senior	33.9%
Denali CLO VII, Ltd.	490	AAA	20.0%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Private Residential Mortgage Transaction	479	B	22.7%
Private Residential Mortgage Transaction	466	BBB-	22.6%
Countrywide HELOC 2006-F (includes $39.6 million repurchased)[2]	461	CCC	0.0%
SLM Private Credit Student Loan Trust 2007-A	450	AAA	11.2%
Avenue CLO V	449	AAA	20.4%
Private Residential Mortgage Transaction	441	BB	22.5%
Synthetic High Yield Pooled Corporate CDO	437	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
Synthetic Investment Grade Pooled Corporate CDO	431	Super Senior	12.0%
Liberty CLO Ltd. Series	428	Super Senior	35.1%
Deutsche ALT-A Securities Mortgage Loan 2007-3	426	B	7.1%
Private Residential Mortgage Transaction	421	CCC	25.8%
Synthetic High Yield Pooled Corporate CDO	419	AAA	34.2%
Grayson CLO	418	Super Senior	24.0%
Churchill Financial Cayman	413	AAA	N/A
KKR Financial CLO 2007-1	409	AAA	50.8%

Total top 50 U.S. structured finance exposures	$30,626

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

  2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of September 30, 2010
 (in millions)

25 Largest Non-U.S. Exposures

Credit Name:	Net Par Outstanding	Rating[1]
Quebec Province	$2,263	A+
Sydney Airport Finance Company	1,654	BBB
Thames Water Utility Finance PLC	1,515	BBB+
PB Domicile 2006-1	1,129	AAA
Essential Public Infrastructure Capital II	998	Super Senior
Fortress Credit Investments I	976	AAA
Essential Public Infrastructure Capital III	894	Super Senior
Channel Link Enterprises Finance PLC	892	BBB
Southern Gas Networks PLC	831	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Reliance Rail Finance Pty. Limited	776	BB
Paragon Mortgages (No.13) PLC	738	AAA
United Utilities Water PLC	709	A
Synthetic Investment Grade Pooled Corporate CDO	704	Super Senior
Capital Hospitals (Issuer) PLC	702	BBB-
Powercor Australia LLC	681	A-
International Infrastructure Pool	676	A-
International Infrastructure Pool	676	A-
International Infrastructure Pool	676	A-
Japan Expressway Holding and Debt Repayment Agency	655	AA
Artesian Finance II PLC (Southern)	609	A-
Synthetic Investment Grade Pooled Corporate CDO	561	Super Senior
Taberna Europe CDO II PLC	553	BBB-
Campania Region—Healthcare receivable	551	A-
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	534	BBB

Total top 25 non-U.S. exposures	$21,774

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of September 30, 2010
 (in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of america, N.A.[1]	$8,186
American Home Mortgage Acceptance, Inc	2,803
GMAC Mortgage Corporation	2,423
Wells Fargo Bank, N.A.	2,209
Ocwen Loan Servicing, LLC.	1,152
JPMorgan Chase Bank	943
Specialized Loan Servicing, LLC.	915
OneWest Bank Group, LLC.	870
Select Portfolio Servicing, Inc.	494
First Tennessee Bank, N.A.	426

Total top 10 residential mortgage servicers exposures	$20,421

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Rating[2]	State
CHRISTUS Health	$485	A+	TX
MultiCare Health System	417	A+	WA
Methodist Healthcare	369	A	TN
Virtua Health	363	A	NJ
Meridian Health System	352	A-	NJ
Covenant Health	346	A-	TN
Iowa Health System	332	A+	IA
Bon Secours Health System Obligated Group	313	A-	MD
Asante Health System	297	A	OR
Lehigh Valley Health Network	293	A+	PA

Total top 10 U.S. healthcare exposures	$3,567

  1. Includes Countrywide Home Loans Servicing LP.

  2. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Ltd.
Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type
 (in millions)

	As of September 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Financial Guaranty segments insurance reserves by segment and type:
Gross loss and LAE reserves on financial guaranty contracts:
Case	$344.0	$119.4	$463.4	$1.0	$464.4
Incurred but not reported ("IBNR") and portfolio	-	-	-	2.6	2.6

Total gross loss and LAE reserves	$344.0	$119.4	$463.4	$3.6	$467.0
Ceded loss and LAE reserves on financial guaranty contracts:
Case	$16.6	$-	$16.6	$0.9	$17.5
IBNR and portfolio	-	-	-	0.6	0.6

Total ceded loss and LAE reserves	$16.6	$-	$16.6	$1.5	$18.1
Loss and LAE reserves on financial guaranty contracts net of ceded reinsurance:
Case	$327.4	$119.4	$446.8	$0.1	$446.9
IBNR and portfolio	-	-	-	2.0	2.0

Total net loss and LAE reserves	$327.4	$119.4	$446.8	$2.1	$448.9

Salvage and subrogation recoverable on financial guaranty contracts:
Gross	$808.3	$16.5	$824.8	$-	$824.8
Ceded [1]	97.2	-	97.2	-	97.2

Net salvage and subrogation recoverable	$711.1	$16.5	$727.6	$-	$727.6

Credit impairment on credit derivative contracts [2]:
Case gross	$548.0	$-	$548.0	$-	$548.0
Case ceded	41.7	-	41.7	-	41.7

Case net credit derivative reserves	$506.3	$-	$506.3	$-	$506.3

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$327.4	$119.4	$446.8
Credit impairment on credit derivative contracts	506.3	-	506.3

Net loss and LAE reserves	$833.7	$119.4	$953.1

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate credit impairment on credit derivatives.

3. Gross of salvage and subrogation assets.

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Representations and Warranties ("R&W") Benefit Development
 (dollars in millions)

Financial Guaranty Insurance	# of Insurance Policies as of September 30, 2010 with R&W Benefit Recorded	Outstanding Principal and Interest Policies with R&W Benefit Recorded as of September 30, 2010	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount during Year	R&W Recovered During 2010	Future Net R&W Benefit at September 30, 2010
Prime First Lien	1	$58.5	$-	$1.0	$-	$1.0
Alt-A First Lien	17	1,964.2	64.2	19.8	-	84.0
Alt-A Option ARMs	10	2,083.3	203.7	86.8	42.5	248.0
Subprime First Lien (including NIMs)	-	-	-	-	-	-
CES	3	312.9	76.5	59.5	-	136.0
HELOC	11	3,618.9	828.7	98.1	88.9	837.9

Total	42	$8,037.8	$1,173.1	$265.2	$131.4	$1,306.9

Credit Derivatives	5	$3,938.4	$37.6	$46.8	$-	$84.4

Assured Guaranty Ltd.
Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid
As of September 30, 2010
 (in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	3Q-10 Losses Incurred	3Q-10 Paid Losses	Net Loss and LAE Reserves [2]	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
Total Financial Guaranty Direct and
Reinsurance:
First Lien:
Prime First Lien	$655.9	$0.5	$-	$0.8	$-	$-
Alt-A First Lien	4,736.8	16.8	14.1	164.7	2.3	184.3
Alt-A option ARMs	3,024.6	65.9	54.6	268.5	34.9	440.7
Subprime First Lien (including NIMs)	3,040.1	5.2	2.7	163.3	-	83.0

Total First Lien	11,457.4	88.4	71.4	597.3	37.2	708.0
Second Lien:
CES	1,143.3	9.9	23.8	35.6	56.8	188.2
HELOC	4,232.0	17.2	129.5	5.8	664.5	210.8

Total Second Lien	5,375.3	27.1	153.3	41.4	721.3	399.0

Total U.S. RMBS	16,832.7	115.5	224.7	638.7	758.5	1,107.0
Other structured finance	5,415.5	20.2	(9.2)	277.0	0.8	35.2
Public finance	4,737.2	0.2	23.7	58.0	43.2	38.1

Total Financial Guaranty Direct and
Reinsurance	$26,985.4	$135.9	$239.2	$973.7	$802.5	$1,180.3

Effect of consolidating of VIEs	-	(11.5)	(37.0)	(20.6)	(74.9)	(110.0)

Total excluding consolidated VIE amounts	$26,985.4	$124.4	$202.2	$953.1	$727.6	$1,070.3

1. As of September 30, 2010, securities purchased for loss mitigation purposes represented $484.6 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $274.4 million in gross par outstanding.

2. Includes credit impairment on credit derivative transactions.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
 (dollars in millions, except per share amounts)

		Year Ended December 31,
	YTD 2010	2009	2008	2007	2006
GAAP Summary Income Statement Data
Net earned premiums	$900.4	$930.4	$261.4	$159.3	$144.8
Realized gains and other settlements on credit derivatives	117.5	163.6	117.6	74.0	73.9
Net investment income	260.8	2,529.2	162.6	128.1	111.5
Total expenses	446.3	796.7	440.9	161.5	150.4
Income (loss) before income taxes	908.1	132.9	112.3	(463.0)	190.0
Net income (loss) attributable to Assured Guaranty Ltd.	706.4	97.2	68.9	(303.3)	159.7
Operating income	507.4	293.3	74.5	178.0	157.2
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	$3.73	$0.75	$0.77	$(4.38)	$2.13
Operating income per diluted share	$2.68	$2.27	$0.84	$2.57	$2.12

GAAP Summary Balance Sheet Data (End of Period)
Total investments and cash	$10,770.9	$10,852.3	$3,643.6	$3,147.9	$2,469.9
Total assets	18,371.1	16,802.7	4,555.7	3,762.9	2,931.6
Unearned premium reserve	7,374.8	8,400.2	1,233.7	887.2	631.0
Loss and LAE reserves	467.0	289.5	196.8	125.6	115.9
Long-term debt	923.8	917.4	347.2	347.1	347.1
Shareholders' equity attributable to Assured Guaranty Ltd.	4,189.2	3,520.5	1,926.2	1,666.6	1,650.8
Book value attributable to Assured per share	$22.80	$19.12	$21.18	$20.85	$24.44

Other Financial Information (GAAP Basis):
Net debt service outstanding (end of period)	$941,509	$958,265	$348,816	$302,413	$180,174
Gross debt service outstanding (end of period)	1,051,334	1,095,037	354,858	307,657	181,503
Net par outstanding (end of period)	628,072	640,422	222,722	200,279	132,296
Gross par outstanding (end of period)	696,155	726,929	227,164	204,809	133,303

Other Financial Information (Statutory Basis):
Net debt service outstanding (end of period)	$927,232	$942,193	$348,816	$302,413	$180,174
Gross debt service outstanding (end of period)	1,034,301	1,076,039	354,858	307,657	181,503
Net par outstanding (end of period)	615,289	626,274	222,722	200,279	132,296
Gross par outstanding (end of period)	680,901	709,786	227,164	204,809	133,303
Consolidated qualified statutory capital	4,943	4,841	2,310	2,079	1,658
Consolidated policyholders' surplus and reserves	10,313	10,409	3,652	3,040	2,374
Ratios:
Par insured to statutory capital	124:1	129:1	96:1	96:1	80:1
Capital ratio [1]	188:1	195:1	151:1	145:1	109:1
Financial resources ratio [2]	72:1	72:1	70:1	68:1	53:1
Gross debt service written:
Public finance - U.S.	$34,795	$87,940	$68,265	$66,190	$13,260
Public finance - non-U.S.	49	894	3,350	11,849	10,531
Structured finance - U.S.	1,890	2,501	13,972	42,414	28,902
Structured finance - non-U.S.	-	-	5,490	13,122	7,448

Total gross debt service written	$36,734	$91,335	$91,077	$133,575	$60,141

Net debt service written	$36,734	$91,335	$89,871	$129,872	$59,775
Net par written	22,875	49,759	55,418	84,686	50,541
Gross par written	22,875	49,921	56,140	88,117	50,892

1. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for December 31, 2009.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being in run off.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") and other commercial real estate relates exposures are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Assured Guaranty's management and board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why they are useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented above. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

  5)
  Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  6)
  Elimination of goodwill and settlement of pre-existing relationship in order to show the 2009 contribution to operating income of AGMH without the distorting effects of acquisition accounting adjustments recorded on date of closing of the acquisition of AGMH by the Company.

Operating Shareholders' Equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

Operating return on equity ("Operating ROE"):    Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts:

 Equity Investors:
Sabra Purtill
Managing Director, Investor Relations
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda (441) 279-5705 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.2
Assured Guaranty Ltd. September 30, 2010 Financial Supplement